                                                                     EXHIBIT 4.5

================================================================================





                               WARRANT AGREEMENT





                                  Dated as of

                                 July 24, 1998

                                    between

                            SPLITROCK SERVICES, INC.


                                      and


                        BANK OF MONTREAL TRUST COMPANY,



                                as Warrant Agent





               -----------------------------------------------

                                  Warrants for
                                Common Stock of
                            Splitrock Services, Inc.

               -----------------------------------------------





================================================================================

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
                                                            ARTICLE I

                                                           Definitions

SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.02.  Other Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 1.03.  Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6


                                                            ARTICLE II

                                                       Warrant Certificates

SECTION 2.01.  Form and Dating. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 2.02.  Execution and Countersignature . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 2.03.  Warrant Registrar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
SECTION 2.04.  Warrantholder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
SECTION 2.05.  Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
SECTION 2.06.  Replacement Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
SECTION 2.07.  Outstanding Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
SECTION 2.08.  Temporary Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 2.09.  Cancelation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 2.10.  CUSIP Numbers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10


                                                           ARTICLE III

                                                          Exercise Terms

SECTION 3.01.  Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 3.02.  Exercise Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 3.03.  Expiration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 3.04.  Manner of Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 3.05.  Issuance of Warrant Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 3.06.  Fractional Warrant Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.07.  Reservation of Warrant Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.08.  Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                            ARTICLE IV

                                                     Antidilution Provisions

SECTION 4.01.  Changes in Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 4.02.  Cash Dividends and Other
                  Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 4.03.  Common Stock Issue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 4.04.  Issuance of Rights or Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 4.05.  Combination; Liquidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 4.06.  Other Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 4.07.  Superseding Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 4.08.  Minimum Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 4.09.  Notice of Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 4.10.  Notice of Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 4.11.  Adjustment to Warrant Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22


                                                            ARTICLE V

                                               Registration Rights; Indemnification

SECTION 5.01.  Effectiveness of Registration
                  Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 5.02.  Suspension . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 5.03.  Blue Sky . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 5.04.  Accuracy of Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 5.05.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 5.06.  Additional Acts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 5.07.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32


                                                            ARTICLE VI

                                                          Warrant Agent

SECTION 6.01.  Appointment of Warrant Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 6.02.  Rights and Duties of Warrant Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 6.03.  Individual Rights of Warrant Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 6.04.  Warrant Agent's Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 6.05.  Compensation and Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 6.06.  Successor Warrant Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35


                                                           ARTICLE VII

                                                          Miscellaneous

SECTION 7.01.  SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 7.02.  Persons Benefitting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 7.03.  Rights of Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 7.04.  Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 7.05.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 7.06.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 7.07.  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 7.08.  Multiple Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 7.09.  Table of Contents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 7.10.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

APPENDIX         PROVISIONS RELATING TO WARRANTS

EXHIBIT A        Form of Face of Warrant Certificate
EXHIBIT B        Form of Transferee Letter of Representation

                          WARRANT AGREEMENT dated as of July 24, 1998 (this
                 "Warrant Agreement"), between SPLITROCK SERVICES, INC., a Delaware corporation (the "Company"), and the BANK OF MONTREAL TRUST COMPANY, a New York banking corporation, as warrant agent (the "Warrant Agent").


         The Company desires to issue the warrants described herein. The warrants will initially entitle the holders thereof (the "Holders") to purchase, in the aggregate, 2,642,613 shares of Common Stock, par value $.001 per share, of the Company ("Common Stock") in connection with an offering (the "Offering") by the Company of 261,000 units (the "Units"). Each Unit consists of (i) $1,000 principal amount of the Company's 11 3/4% Senior Note due 2008 (a "Note") and (ii) one warrant (each, a "Warrant") to purchase 10.124954 shares of Common Stock.

         The Warrants will not trade separately from the Notes until the earliest date (the "Separation Date") to occur of: (i) 90 days after the date hereof, (ii) a Change of Control, (iii) the occurrence of an Event of Default,
(iv) the date on which a registration statement with respect to the Notes, a Registered Exchange Offer for the Notes or the Warrants is declared effective and (v) such earlier date as determined by the Initial Purchaser in its sole discretion.

         The Company further desires the Warrant Agent to act on behalf of the Company in connection with the issuance of the Warrants as provided herein and the Warrant Agent is willing to so act.

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of Warrants:


                                  ARTICLE I

                                 Definitions

         SECTION 1.01.  Definitions.

         "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or executive officer (A) of such specified Person,

(B) of any subsidiary of such specified Person or (C) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of all classes of Capital Stock of such Person entitled to vote in the election of directors, managers or trustees ("Voting Stock") (on a fully diluted basis) or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Board of Directors" or "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

         "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date.

         "Certificated Warrants" means certificated Warrants in fully registered definitive form.

         "Change of Control" shall have the meaning assigned to it in the Indenture.

         "Combination" means an event in which the Company consolidates with, merges with or into, or conveys, transfers or leases all or substantially all of its assets to, another Person.

         "Current Market Value" per share of Common Stock or any other security at any date means (i) if the security is not registered under the Exchange Act,
(a) the value of the security, determined in good faith by the Board of Directors and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a Person other than an Affiliate of the Company, the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of the security as determined by a nationally recognized investment banking firm or (ii) if the security is registered under the Exchange Act, the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, the average of the daily closing bid prices (or such equivalent) for all of the Business Days before such date for which daily closing bid prices are available; provided, however, that if the closing bid price is not determinable for at least ten Business Days in such period, the "Current Market Value" of the security shall be determined as if the security were not registered under the Exchange Act.

         "Event of Default" shall have the meaning assigned to it in the Indenture.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exercise Date" means, for a given Warrant, the day on which such Warrant is exercised pursuant to Section 3.04.

         "Extraordinary Cash Dividend" means that portion, if any, of the aggregate amount of all dividends paid by the Company on the Common Stock in any fiscal year that exceeds $5 million.

         "Holder" or "Warrantholder" means the Person in whose name a Warrant is registered on the Warrant Registrar's books.

         "Indenture" means the Indenture dated as of July 24, 1998, between the Company and the Trustee, with respect to the Notes, as it may be amended or supplemented from time to time.

         "Initial Purchaser" means Chase Securities Inc.

         "Issue Date" means the date on which the Warrants are initially issued.

         "Offering Memorandum" means the Offering Memorandum dated July 21, 1998, of the Company.

         "Officer" means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Warrant Agent. Such counsel may be an employee of or counsel to the Company or the Warrant Agent.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "Registered Exchange Offer" shall have the meaning assigned to it in the Indenture.

         "SEC" or "Commission" means the Securities and Exchange Commission.

         "Securities" means the Warrants and the Warrant Shares.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Separation Date" has the meaning assigned to it in the recitals hereto.

         "Trustee" means Bank of Montreal Trust Company, or any successor trustee under the Indenture.

         "Uniform Commercial Code" shall have the meaning assigned to it in the Indenture.

         "Warrant Agent" means the party named as such in this Warrant Agreement until a successor replaces it and, thereafter, means the successor.

         "Warrant Agreement" means this Warrant Agreement as amended or supplemented from time to time.

         "Warrant Certificates" mean the registered certificates (including the Global Warrants) issued by the Company under this Warrant Agreement representing the Warrants.

         "Warrant Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Warrant Agent assigned by the Warrant Agent to administer its corporate trust matters.

         "Warrant Shares" mean the shares of Common Stock (and any other securities) for which the Warrants are exercisable or which have been issued upon exercise of Warrants.

         "Wholly Owned Subsidiaries" shall have the meaning assigned to it in the Indenture.

         SECTION 1.02.  Other Definitions.

                                                                 Defined in
                     Term                                          Section
                     ----                                        ----------
       "Advice"  . . . . . . . . . . . . . . . . . . . .           5.01
       "Cashless Exercise" . . . . . . . . . . . . . . .           3.04
       "Common Shelf Registration Statement" . . . . . .           5.01
       "Effectiveness Period"  . . . . . . . . . . . . .           5.01
       "Exercise Price"  . . . . . . . . . . . . . . . .           3.01
       "Expiration Date" . . . . . . . . . . . . . . . .           3.02(b)
       "Holders' Information"  . . . . . . . . . . . . .           5.01
       "Registration Statement"  . . . . . . . . . . . .           5.01
       "Stock Registrar" . . . . . . . . . . . . . . . .           3.07
       "Stock Transfer Agent"  . . . . . . . . . . . . .           3.05
       "Successor Company" . . . . . . . . . . . . . . .           4.05(a)
       "Warrant Registrar" . . . . . . . . . . . . . . .           2.03
       "Warrant Shelf Registration Statement"  . . . . .           5.01

         SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

         (i) a defined term has the meaning assigned to it;

         (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

         (iii) "or" is not exclusive;

         (iv) "including" means including without limitation; and

         (v) words in the singular include the plural and words in the plural include the singular.


                                   ARTICLE II

                              Warrant Certificates

         SECTION 2.01. Form and Dating. Provisions relating to Warrants are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Warrant Agreement. The Warrant Certificates shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Warrant Agreement. The Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Warrant Certificate shall be dated the date that it is executed by the Company and countersigned by the Warrant Agent.

         SECTION 2.02. Execution and Countersignature. Two Officers shall sign the Warrant Certificates for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrant Certificate shall be valid nevertheless.

         A Warrant shall not be valid until an authorized signatory of the Warrant Agent manually countersigns the Warrant Certificate. The signature shall be conclusive evidence that the Warrant has been authenticated under this Warrant Agreement.

         The Warrant Agent shall countersign and make available for delivery Warrant Certificates as set forth in the Appendix.

         The Warrant Agent may appoint an agent reasonably acceptable to the Company to countersign the Warrants. Any such appointment shall be evidenced by an instrument signed by a Warrant Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an agent of the Warrant Agent may countersign Warrants whenever the Warrant Agent may do so. Each reference in this Warrant Agreement to countersigning by the Warrant Agent includes countersigning by such agent.

         SECTION 2.03. Warrant Registrar. The Company shall maintain an office or agency where Warrants may be presented for registration of transfer, exchange or exercise (the "Warrant Registrar"). The Warrant Registrar shall keep a register of the Warrants and of their transfer, exchange or exercise. The Company may have one or more co- registrars. The term Warrant Registrar includes any co-registrars. The Company initially appoints the Warrant Agent as (i) Warrant Registrar in connection with the Warrants and (ii) the Warrant Custodian (as defined in the Appendix) with respect to the Global Warrants.

         The Company shall enter into an appropriate agency agreement with any Warrant Registrar not a party to this Warrant Agreement. The agreement shall implement the provisions of this Warrant Agreement that relate to such agent. The Company shall notify the Warrant Agent of the name and address of any such agent. If the Company fails to maintain a Warrant Registrar, the Warrant Agent shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.05. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Warrant Registrar.

         The Company may remove any Warrant Registrar upon written notice to such Warrant Registrar and to the Warrant Agent; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Warrant Registrar and delivered to the Warrant Agent or (2) notification to the Warrant Agent that the Warrant Agent shall serve as Warrant Registrar until the appointment of a successor in accordance with clause (1) above. The Warrant Registrar may resign at any time upon written notice; provided, however, that the Warrant Agent may resign as Warrant Registrar only if the Warrant Agent also resigns as Warrant Agent in accordance with Section 6.06. The Company and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

         SECTION 2.04. Warrantholder Lists. The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Warrantholders. If the Warrant Agent is not the Warrant Registrar, the Company shall furnish, or cause the Warrant Registrar to furnish, to the Warrant Agent, at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of Warrantholders.

         SECTION 2.05. Transfer and Exchange. The Warrants shall be issued in registered form and shall be transferable only upon the surrender of a Warrant Certificate for registration of transfer and in compliance with the Appendix. When a Warrant is presented to the Warrant Registrar with a request to register a transfer, the Warrant Registrar shall register the transfer as requested if the requirements of Section 8-401(a) of the Uniform Commercial Code are met. When Warrants are presented to the Warrant Registrar with a request to exchange them for an equal number of Warrants of other denominations, the Warrant Registrar shall make the exchange as requested if the requirements of Section 8-401(a)(1) and (2) of the Uniform Commercial Code are met. To permit registration of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Warrant Certificates at the Warrant Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer, exchange or exercise pursuant to this Section 2.05.

         Any Holder of a Global Warrant (as defined in the Appendix) shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by (i) the Holder of such Global Warrant (or its agent) or (ii) any Holder of a beneficial interest in such Global Warrant, and that ownership of a beneficial interest in such Global Warrant shall be required to be reflected in a book entry.

         All Warrants issued upon any transfer or exchange pursuant to the terms of this Warrant Agreement will evidence the same Warrants as the Warrants surrendered upon such transfer or exchange.

         SECTION 2.06. Replacement Certificate. If a mutilated Warrant is surrendered to the Warrant Agent or if the Holder of a Warrant claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall execute and the Warrant Agent shall countersign a replacement Warrant Certificate if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) notifies the Company or the Warrant Agent within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Warrant Agent does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Warrant Agent prior to the Warrant being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (iii) satisfies any other reasonable requirements of the Warrant Agent. If required by the Warrant Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Warrant Agent to protect the Company and the Warrant Agent from any loss that either of them may suffer if a Warrant is replaced. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant is an additional obligation of the Company.

         The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, destroyed or wrongfully taken Securities.

         SECTION 2.07. Outstanding Warrants. Warrants outstanding at any time are all Warrant Certificates executed by the Company and countersigned by the Warrant Agent except for those canceled by it, those delivered to it for cancelation and those described in this Section 2.07 as not outstanding. A Warrant does not cease to be outstanding because an Affiliate of the Company holds the Warrant. A Warrant ceases to be outstanding if the Company holds the Warrant.

         If a Warrant Certificate is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a protected purchaser.

         SECTION 2.08. Temporary Warrants. In the event that Definitive Warrants (as defined in the Appendix) are to be issued under the terms of this Warrant Agreement, until such Definitive Warrants are ready for delivery, the Company may prepare and the Warrant Agent shall countersign temporary Warrant Certificates. Temporary Warrant Certificates shall be substantially in the form of Definitive Warrants but may have variations that the Company considers appropriate for temporary Warrants. Without unreasonable delay, the Company shall prepare and the Warrant Agent shall countersign Definitive Warrants and deliver them in exchange for temporary Warrant Certificates upon surrender of such temporary Warrant Certificates.

         SECTION 2.09. Cancelation. The Company at any time may deliver Warrant Certificates to the Warrant Agent for cancelation. The Warrant Agent and no one else shall cancel all Warrant Certificates surrendered for registration of transfer, exchange, exercise or cancelation and deliver canceled Warrant Certificates to the Company pursuant to written direction by an Officer. The Company may not issue new Warrant Certificates to replace Warrants Certificates that have been exercised or Warrants which the Company has purchased or otherwise acquired. The Warrant Agent shall not countersign Warrant Certificates to replace canceled Warrant Certificates other than pursuant to the terms of this Warrant Agreement.

         SECTION 2.10. CUSIP Numbers. The Company in issuing the Warrants may use "CUSIP" numbers (if then generally in use) and, if so, the Warrant Agent shall also use "CUSIP" numbers in notices to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates, and any such notice shall not be affected by any defect in or omission of such numbers.


                                  ARTICLE III

                                 Exercise Terms

         SECTION 3.01. Exercise. Each Warrant shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Warrant Agreement, to purchase 10.124954 shares of Common Stock. The exercise price (the "Exercise Price") of each Warrant is $.01 per share.

         SECTION 3.02. Exercise Periods. (a) Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time and from time to time on any Business Day after the first anniversary of the Issue Date; provided, however, that holders of Warrants will be able to exercise their Warrants only if (i) the Common Shelf Registration Statement relating to the Warrant Shares is effective or (ii) the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside.

         (b) No Warrant shall be exercisable after July 15, 2008 (the "Expiration Date").

         SECTION 3.03. Expiration. A Warrant shall terminate and become void as of the earlier of (i) the close of business on the Expiration Date or (ii) the date such Warrant is exercised. The Company shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date; provided, however, that if the Company fails to give notice as provided in this
Section 3.03, the Warrants will nevertheless expire and become void on the Expiration Date.

         SECTION 3.04. Manner of Exercise. Warrants may be exercised upon (i) surrender to the Warrant Agent at the office of the Warrant Agent of the related Warrant Certificate, together with the form of election attached thereto to purchase Common Stock on the reverse thereof duly filled in and signed by the Holder thereof and (ii) payment to the Warrant Agent, for the account of the Company, of the Exercise Price for each Warrant Share or other security issuable upon the exercise of such Warrants then exercised. Such payment shall be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (ii) without the payment of cash, by reducing the number of shares of Common Stock obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (a) the number of shares of Common Stock issuable as of the Exercise Date upon the exercise of such Warrant (if payment of the Exercise Price were being made in cash) and (b) the Cashless Exercise Ratio. An exercise of a Warrant in accordance with the immediately preceding clause (ii) is herein called a "Cashless Exercise". Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Warrant Agreement shall be applicable with respect to a surrender of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Subject to Section 3.02, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise of less than all the Warrants represented by such Warrant Certificate at any time prior to the Expiration Date, a new Warrant Certificate representing the remaining Warrants shall be issued. The Warrant Agent shall countersign and deliver the required new Warrant Certificates, and the Company, at the Warrant Agent's request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company for such purpose.

         SECTION 3.05. Issuance of Warrant Shares. Subject to Section 2.06, upon the surrender of Warrant Certificates and payment of the per share Exercise Price or election of a Cashless Exercise, as set forth in Section 3.04, the Warrant Agent shall requisition from the Company, and the Company shall issue and, if appointed, cause the transfer agent for the Common Stock ("Stock Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same (including any depositary institution so designated by a Holder), together with cash as provided in Section 3.06 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price or election of a Cashless Exercise, as aforesaid; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Warrant Shares; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

         SECTION 3.06. Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares which may be purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.06, be issuable upon the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

         SECTION 3.07. Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock (the "Stock Registrar") shall at all times until the Expiration Date reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant Agreement on file with the Stock Transfer Agent if such Stock Transfer Agent is appointed. The Company will supply such Stock Transfer Agent, if appointed, with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.06. The Company will furnish to such Stock Transfer Agent, if appointed, a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

         Before taking any action which would cause an adjustment pursuant to
Article IV to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

         The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests with respect to the issue thereof.

         SECTION 3.08. Compliance with Law. (a) Notwithstanding anything in this Warrant Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) in the opinion of counsel the exercise of such Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside.

         (b) If any shares of Common Stock required to be reserved for purposes of the exercise of Warrants require, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will use its best efforts to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be.

                                   ARTICLE IV

                            Antidilution Provisions

         SECTION 4.01. Changes in Common Stock. In the event that at any time and from time to time the Company shall (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock or other shares of Capital Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock issuable upon exercise of each Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Holder of each Warrant shall be entitled to receive the number of shares of Common Stock upon exercise of such Warrant that such Holder would have owned or have been entitled to receive had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor). An adjustment made pursuant to this Section 4.01 shall become effective immediately after the distribution date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of Capital Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         SECTION 4.02. Cash Dividends and Other Distributions. In the event that at any time and from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash, evidences of its indebtedness, shares of its Capital Stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for, purchase, or which are convertible into, any of the foregoing (other than, in the case of clause (i) and (ii) above, (A) any dividend or distribution described in
Section 4.01, (B) any rights, options, warrants or securities described in
Section 4.03 or Section 4.04 and (C) any cash dividends or other cash distributions from current or retained earnings other than Extraordinary Cash Dividends), then the number of shares of Common Stock issuable upon the exercise of each Warrant immediately prior to such record date for any such dividend or distribution shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to such record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such dividend or distribution, and the denominator of which shall be such Current Market Value per share of Common Stock less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the then fair value (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights; and subject to Section 4.08, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made, and shall only become effective, whenever any dividend or distribution to which this Section
4.02 applies is made; provided, however, that the Company is not required to make an adjustment pursuant to this Section 4.02 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section 4.02 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

         SECTION 4.03. Common Stock Issue. In the event that at any time or from time to time the Company shall issue shares of Common Stock for a consideration per share that is less than the Current Market Value per share of Common Stock as of the issuance date of such shares, the number of shares of Common Stock issuable upon the exercise of each Warrant immediately after such issuance date shall be determined by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such issuance date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately preceding the issuance of such shares plus the number of additional shares of Common Stock to be issued in such transaction, and the denominator of which shall be the number of shares of Common Stock outstanding immediately preceding the date for the issuance of such shares plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the issuance of such shares (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) would purchase at the Current Market Value per share of Common Stock as of the date of such issuance; and, subject to Section 4.08, in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction; provided, however, that no adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price shall be made as a result of (i) the issuance of shares of Common Stock in bona fide public offerings that are underwritten or in which a placement agent is retained by the Company, (ii) the issuance of shares of Common Stock (including upon exercise of options) pursuant to the terms of and in order to give effect to the

1997 Incentive Share Plan (as defined in the Offering Memorandum) as in effect on the date hereof and (iii) the issuance of shares of Common Stock in connection with acquisitions of products and businesses other than to Affiliates of the Company. Such adjustment shall be made, and shall only become effective, whenever such shares are issued. No adjustment shall be made pursuant to this Section 4.03 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

         SECTION 4.04. Issuance of Rights or Options. In the event that at any time or from time to time the Company shall issue to holders of Common Stock (i) rights, options or warrants to acquire (provided, however, that no adjustment shall be made under Section 4.03 or 4.04 upon the exercise of such rights, options or warrants), or (ii) securities convertible or exchangeable into (provided, however, that no adjustment shall be made under Section 4.03 or 4.04 upon the conversion or exchange of such securities (other than issuances specified in (i) or (ii) which are made as the result of anti-dilution adjustments in such securities)), Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share that is less than the Current Market Value per share of Common Stock in effect immediately prior to such issuance other than in connection with the adoption of a shareholder rights plan by the Company, the number of shares of Common Stock issuable upon the exercise of each Warrant immediately after such issuance shall be determined by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such rights, options, warrants or securities (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) would purchase at the Current Market Value per share of Common Stock as of the record date; and, subject to Section 4.08, in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction; provided, however, that no adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price shall be made as a result of the issuance of options to acquire additional shares of Common Stock pursuant to the terms of and in order to give effect to the 1997 Incentive Share Plan (as defined in the Offering Memorandum) as in effect on the date hereof. Such adjustment shall be made, and shall only become effective, whenever such rights, options, warrants or securities are issued. No adjustment shall be made pursuant to this Section
4.04 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

         SECTION 4.05.  Combination; Liquidation.  (a)  Except as provided in
Section 4.05(b), in the event of a Combination, each Holder shall have the right to receive upon exercise of the Warrants the kind and amount of shares of Capital Stock or other securities or property which such Holder would have been entitled to receive upon completion of or as a result of such Combination had such Warrant been exercised immediately prior to such event or to the relevant record date for any such entitlement. Unless paragraph (b) is applicable to a Combination, the Company shall provide, and deliver to the Warrant Agent, an Opinion of Counsel to the effect that the surviving or acquiring Person (the "Successor Company") in such Combination will enter into an agreement with the Warrant Agent confirming the Holders' rights pursuant to this Section 4.05(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. The provisions of this Section 4.05(a) shall similarly apply to successive Combinations involving any Successor Company.

         (b) In the event of (i) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of the Company, the Holders of the Warrants shall be entitled to receive, upon surrender of their Warrant Certificates, such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.

         In the event of any Combination described in this Section 4.05(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay the Holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent shall make payment to the Holders by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

         SECTION 4.06. Other Events. If any event occurs as to which the foregoing provisions of this Article IV are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board of Directors, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock issuable upon exercise of the Warrants.

         SECTION 4.07. Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to this Article IV, if any thereof shall not have been exercised, the number of Warrant Shares issuable upon the exercise of each Warrant shall be readjusted pursuant to the applicable section of Article IV as if (i) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (ii) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment (except by reason of an intervening adjustment under Section 4.01) shall have the effect of decreasing the number of Warrant Shares issuable upon the exercise of each

Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

         SECTION 4.08. Minimum Adjustment. The adjustments required by the preceding sections of this Article IV shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article IV and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article IV, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

         SECTION 4.09. Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrants is adjusted, as herein provided, the Company shall deliver to the Warrant Agent a certificate of a firm of independent accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board of Directors determined the then fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants after giving effect to such adjustment. The Company shall promptly cause the Warrant Agent to mail a copy of such certificate to each Holder in accordance with Section
7.05. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock, evidences of indebtedness, warrants, options, or other securities or property.

         SECTION 4.10. Notice of Certain Transactions. In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock,
(ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in the case of (i), (ii) and (iii), if such issuance or adjustment would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (f) make a tender offer or exchange offer with respect to the Common Stock, the Company shall within five days after any such action or offer send to the Warrant Agent a notice and the Warrant Agent shall within five days after receipt thereof send the Holders a notice (in such form as shall be furnished to the Warrant Agent by the Company) of such proposed action or offer. Such notice shall be mailed by the Warrant Agent to the Holders at their addresses as they appear in the books of the Warrant Registrar, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment pursuant to Article IV which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

         SECTION 4.11. Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Article IV, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in the Warrant Certificates initially issued pursuant to this Warrant Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.


                                   ARTICLE V

                      Registration Rights; Indemnification

         SECTION 5.01.  Effectiveness of Registration Statement.  Subject to
Section 5.02, the Company shall cause to be filed pursuant to Rule 415 (or any successor provision) of the Securities Act not later than 45 days after the Issue Date, a shelf registration statement relating to the offer and sale of the Warrants by the Holders from time to time in accordance with the methods of distribution elected by such holders and set forth in such registration statement (the "Warrant Shelf Registration Statement"), and shall use its best efforts to cause the Warrant Shelf Registration Statement to be declared effective under the Securities Act on or before 105 days after the Issue Date, and shall cause to be filed a shelf registration statement covering the issuance of Warrant Shares to the Holders upon exercise of the Warrants by the Holders thereof (the "Common Shelf Registration Statement", and together with the Warrant Shelf Registration Statement, the "Registration Statements") and shall use its best efforts to cause the Common Shelf Registration Statement to be declared effective on or before 365 days after the Issue Date. The Company shall use its best efforts to cause (a) the Warrant Shelf Registration Statement to remain continuously effective until the earliest of (i) such time as all Warrants have been sold thereunder, (ii) two years after its effective date and (iii) until all Warrants can be sold without restriction under the Securities Act and (b) the Common Shelf Registration Statement to remain continuously effective until the earlier of (i) such time as all Warrants have been exercised and (ii) the Expiration Date. In connection with any Registration Statement, (i) the Company shall furnish to the Warrant Agent and the Initial Purchaser, prior to the filing with the Commission, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein and shall use its reasonable best efforts to reflect in each such document, when filed with the Commission, such comments as the Warrant Agent or the Initial Purchaser may reasonably propose, (ii) the Company shall furnish to each Holder, without charge, at least one conformed copy of any Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those incorporated by reference), (iii) the Company shall, for so long as any Registration Statement is effective, deliver to each Holder and the Initial Purchaser, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Registration Statement and any amendment or supplement thereto as such Holder or Initial Purchaser may reasonably request, and the Company consents to the proper use of the prospectus therein and any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Warrants or the exercise, offering or sale of Warrant Shares, as the case may be, covered by such prospectus and any amendment or supplement thereto, (iv) the Company may require each Holder of Warrants to be sold pursuant to the Warrant Shelf Registration Statement or to be exercised in connection with the Common Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Warrants or Warrant Shares as the Company may from time to time reasonably request for inclusion in such Registration Statement (the "Holders' Information"), and the Company may exclude from such registration the Transfer Restricted Warrants (as defined in the Appendix) of any Holder that fails to furnish such information within a reasonable time after receiving such request, (v) the Company shall, if requested, promptly incorporate in a prospectus supplement or post-effective amendment to such Registration Statement such information as a majority in interest of the Holders reasonably agree should be included therein and shall make all required filings of such prospectus supplement or post-effective amendment as soon as practicable following notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, (vi) the Company shall enter into such agreements (including underwriting agreements) as are appropriate, customary and reasonably necessary in connection with any such Registration Statement and (vii) the Company shall (A) make reasonably available for inspection by a representative of, and counsel acting for Holders of a majority of the Warrants and any underwriter participating in any disposition of Warrants, all relevant financial and other records, pertinent corporate documents and properties of the Company, (B) use its reasonable best efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, counsel or any such underwriter in connection with such Registration Statement, and (C) if requested by Holders of a majority of Warrants, their counsel or the managing underwriters (if any) in connection with such Registration Statement, use its reasonable best efforts to cause (x) its counsel to deliver an opinion relating to the Registration Statement and the Warrants or Warrant Shares, as the case may be, in customary form, (y) its officers to execute and deliver all customary documents and certificates requested by Holders of a majority of the Warrants, their counsel or the managing underwriters (if any) and (z) its independent public accountants to provide a comfort letter or letters in customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

         (b) The Company shall notify Holders and, if requested, confirm in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made): (i) when any Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective; (ii) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Warrants or the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) of the happening of any event that requires the making of any changes in any

Registration Statement or the prospectus included therein in order that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of any Registration Statement. If any event contemplated by clauses (ii) through (v) occurs during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered, the prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Holder agrees that, upon receipt of any notice from the Company pursuant to clauses (ii) through (v), such Holder shall discontinue disposition of such Warrants or Warrant Shares until such Holder's receipt of copies of a supplemental or amended prospectus or until advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed. If the Company shall give any notice under clauses (ii) through (v) during the period that the Company is required to maintain an effective Registration Statement (the "Effectiveness Period"), such Effectiveness Period, in the case of the Warrant Shelf Registration Statement, shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Warrants or Warrant Shares covered by such Registration Statement shall have received (x) the copies of a supplemental or amended prospectus (if an amended or supplemental prospectus is required) or (y) the Advice (if no amended or supplemental prospectus is required).

         SECTION 5.02. Suspension. During any consecutive 365-day period, the Company shall be entitled to suspend the availability of each of the Warrant Shelf Registration Statement and the Common Shelf Registration Statement for up to two 45 consecutive-day periods (except for the 45 consecutive-day period immediately prior to the Expiration Date) if the Company's Board determines in the exercise of its reasonable judgment that there is a valid business purpose for such suspension and provides notice that such determination was made to the Holders of the Warrants; provided, however, that in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose must remain confidential.

         SECTION 5.03. Blue Sky. The Company shall use its best efforts to register or qualify the Warrants and the Warrant Shares under all applicable securities laws, blue sky laws or similar laws of all jurisdictions in the United States and Canada in which any holder of Warrants may or may be deemed to purchase Warrants or Warrant Shares upon the exercise of Warrants and shall use its best efforts to maintain such registration or qualification for so long as it is required to cause the Warrant Shelf Registration Statement (in the case of the Warrants) and the Common Shelf Registration Statement (in the case of the Warrant Shares) to remain effective under the Securities Act pursuant to
Section 5.01; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.03 or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

         SECTION 5.04. Accuracy of Disclosure. The Company represents and warrants to each Holder and agrees for the benefit of each Holder that (i) each of the Warrant Shelf Registration Statement and the Common Shelf Registration Statement and any amendment thereto will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading and (ii) each of the prospectus furnished to such Holder for delivery in connection with the sale of Warrants and the prospectus delivered to such Holder upon the exercise of Warrants and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall have no liability under clauses (i) or (ii) of this Section 5.04 with respect to any such untrue statement or omission made in any Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of the Holders specifically for inclusion therein.

         SECTION 5.05. Indemnification. (a) In connection with any Registration Statement, the Company shall indemnify and hold harmless each Holder (including, without limitation, the Initial Purchaser), its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 5.05 as a Holder) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Warrants or Warrant Shares), to which that Holder may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other Federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Holder promptly upon demand for any legal or other expenses reasonably incurred by that Holder in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Holders' Information; and provided, further, that with respect to any such untrue statement in or omission from any related preliminary prospectus, the indemnity agreement contained in this Section 5.05(a) shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage, liability or action received Warrants or Warrant Shares to the extent that such loss, claim, damage, liability or action of or with respect to such Holder results from the fact that both (A) a copy of the final prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Warrants (in the case of the sale of Warrants), to such person and (B) the untrue statement in or omission from the related preliminary prospectus was corrected in the final prospectus unless, in either case, such failure to deliver the final prospectus was a result of noncompliance by the Company with
Section 5.01. This indemnity agreement will be in addition to any liability which the Company may otherwise have to a Holder. The Company shall also indemnify underwriters, selling brokers, dealer-managers and similar securities industry professionals participating in the distribution (in each case as described in the Registration Statement), their officers and directors and each person who controls such persons within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

         (b) In connection with any Registration Statement each Holder, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 5.05 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other Federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to made the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holders' Information furnished to the Company by such Holder, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Warrants, in the case of the Warrant Shelf Registration Statement, or the Current Market Value of Warrant Shares at the time they were received in the case of the Common Stock Shelf Registration Statement.

         (c)  Promptly after receipt by an indemnified party under this Section
5.05 of notice of any claim or the
commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 5.05(a) or 5.05(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 5.05 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 5.05. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 5.05 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 5.05(a) and 5.05(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) If the indemnification provided for above is unavailable or insufficient to hold harmless an indemnified party under Section 5.05(a) or 5.05(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and a Holder, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and such Holder, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company, on the one hand, or to any Holders' Information supplied by such Holder, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.05(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 5.05(d) shall be deemed to include, for purposes of this Section 5.05(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 5.05(d), an indemnifying party that is a Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Warrants sold, in the case of the Warrant Shelf Registration Statement, and the Current Market Value of the Warrant Shares at the time they were received, in the case of the Common Stock Registration Statement, by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The agreements contained in this Section 5.05 shall survive the sale of the Securities pursuant to the Registration Statements and shall remain in full force and effect, regardless of any termination or cancelation of this Warrant Agreement or any investigation made by or on behalf of any indemnified party.

         SECTION 5.06. Additional Acts. If the sale of Warrants or the issuance or sale of any Common Stock or other securities issuable upon the exercise of the Warrants requires registration or approval of any governmental authority (other than the registration requirements under the Securities Act), or the taking of any other action under the laws of the United States or any political subdivision thereof before such securities may be validly offered or sold in compliance with such laws, then the Company covenants that it will, in good faith and as expeditiously as reasonably possible, use its reasonable best efforts to secure and maintain such registration or approval or to take such other action, as the case may be. The Company shall promptly notify the Warrant Agent in writing when (i) the

Company has obtained all such governmental approvals and authorizations and
(ii) such approvals and authorizations thereafter cease to be in effect.

         SECTION 5.07. Expenses. All expenses incident to the Company's performance of or compliance with its obligations under this Article V will be borne by the Company, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with the compliance with state securities or blue sky laws, (iii) all expenses of any Persons incurred by or on behalf of the Company in preparing or assisting in preparing, printing and distributing the Warrant Shelf Registration Statement, the Common Shelf Registration Statement or any other registration statement, prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Article V,
(iv) the fees and disbursements of the Warrant Agent as agreed, (v) the fees and disbursements of counsel for the Company and the Warrant Agent as agreed,
(vi) the fees and disbursements of one firm of attorneys (in addition to any local counsel) chosen by a majority of the Holders of Warrants in the case of each of the Warrant Shelf Registration Statement and the Common Stock Registration Statement and (vii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or comfort letters required by or incident to such performance and compliance.


                                   ARTICLE VI

                                 Warrant Agent

         SECTION 6.01. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Warrant Agreement and the Warrant Agent hereby accepts such appointment.

         SECTION 6.02. Rights and Duties of Warrant Agent. (a) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

         (b) Counsel. The Warrant Agent may consult with counsel satisfactory to it (and may require an Opinion of

Counsel before it acts or refrains from acting), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

         (c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

         (d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Warrant Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Warrant Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

         (e) Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article IV, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to
Article IV, or to comply with any of the covenants of the Company contained in
Article IV.

         SECTION 6.03. Individual Rights of Warrant Agent. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         SECTION 6.04. Warrant Agent's Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Warrant Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Warrant Agreement or the Warrant Certificates other than its countersignature thereon.

         SECTION 6.05. Compensation and Indemnity. The Company agrees to pay the Warrant Agent from time to time reasonable compensation for its services as agreed and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent's agents and counsel as agreed. The Company shall indemnify the Warrant Agent against any loss, liability or expense (including reasonable agents' and attorneys' fees and expenses) incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Warrant Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through wilful misconduct, negligence or bad faith. The Company's payment obligations pursuant to this Section 6.05 shall survive the termination of this Warrant Agreement.

         To secure the Company's payment obligations under this Warrant Agreement, the Warrant Agent shall have a lien prior to the Holders on all money or property held or collected by the Warrant Agent.

         SECTION 6.06. Successor Warrant Agent. (a) The Company To Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

         (b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 6.06 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. At any time that the Warrant Agent is also acting as Trustee under the Indenture and holders of the Notes remove the Trustee pursuant to Section 7.08 of the Indenture, the Company shall remove the Warrant Agent pursuant to this Section 6.06(b).

         (c) The Company To Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent's notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

         (d) Successor To Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

         (e) Successor by Merger. If the Warrant Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Warrant Agent.


                                  ARTICLE VII

                                 Miscellaneous

         SECTION 7.01. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act the Company shall file with the SEC and provide the Warrant Agent and Holders within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, following a public offering of the common stock of the Company, the Company shall furnish to the Warrant Agent and the Holders, promptly upon their becoming available, copies of the annual report to stockholders and any other information provided by the Company to its public stockholders generally.

         SECTION 7.02. Persons Benefitting. Nothing in this Warrant Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Warrant Agreement or any part hereof.

         SECTION 7.03. Rights of Holders. Holders of unexercised Warrants are not entitled to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice of any other proceedings of the Company, (v) exercise any preemptive right or (vi) exercise any other rights whatsoever as stockholders of the Company.

         SECTION 7.04. Amendment. This Warrant Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable (including without limitation any addition or modification to provide for compliance with the transfer restrictions set forth herein); provided, however, that such action shall not adversely affect the rights of any of the Holders. Any amendment or supplement to this Warrant Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased, the number of Warrant Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein) or the antidilution provisions in Article IV are altered in a manner which adversely affects the Holders. In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

         SECTION 7.05. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                          if to the Company:

                          Splitrock Services, Inc.
                          8665 New Trails Drive, Suite 200
                          The Woodlands, TX 77381

                          Attention of:  Vice President and General Counsel


                          if to the Warrant Agent:

                          Bank of Montreal Trust Company
                          88 Pine Street
                          New York, NY 10005

                          Attention of:  Corporate Trust Department

         The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the records of the Warrant Agent and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 7.06. Governing Law. THIS WARRANT AGREEMENT AND THE WARRANTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF

NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 7.07. Successors. All agreements of the Company in this Warrant Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

         SECTION 7.08. Multiple Originals. The parties may sign any number of copies of this Warrant Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Warrant Agreement.

         SECTION 7.09. Table of Contents. The table of contents and headings of the Articles and Sections of this Warrant Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         SECTION 7.10. Severability. The provisions of this Warrant Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Warrant Agreement in any jurisdiction.

         IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.


                                 SPLITROCK SERVICES, INC.,

                                     by   /s/ WILLIAM R. WILSON
                                       -------------------------------
                                       Name:  William R. Wilson
                                       Title: Chief Executive Officer


                                 BANK OF MONTREAL TRUST
                                 COMPANY, as Warrant Agent,

                                     by   /s/ AMY ROBERTS
                                       -------------------------------
                                       Name:  Amy Roberts
                                       Title: Vice-President

                                                                        APPENDIX



                        PROVISIONS RELATING TO WARRANTS


1.   Definitions

1.1  Definitions

         For the purposes of this Appendix A the following additional terms shall have the meanings indicated below:

         "Definitive Warrant" means a certificated Warrant (bearing the Restricted Warrant Legend if the transfer of such Warrant is restricted by applicable law) that does not include the Global Warrant Legend.

         "Depositary" means The Depository Trust Company, its nominees and their respective successors.

         "Global Warrant Legend" means the legend set forth under that caption in Exhibit A to this Warrant Agreement.

         "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Purchase Agreement" means the Purchase Agreement dated July 21, 1998, between the Company and the Initial Purchaser.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Restricted Warrant Legend" means the legend set forth in Section 2.3(d)(i) herein.

         "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Rule 144A Warrant" means all Warrants offered and sold to QIBs in reliance on Rule 144A.

         "Separability Legend" means the separability legend set forth in
Section 2.3(d)(i).

         "Transfer Restricted Warrants" means Global Warrants, Definitive Warrants and any other Warrants that bear or are required to bear the Restricted Warrant Legend.

         "Warrant Custodian" means the custodian with respect to a Global Warrant (as appointed by the Depositary) or any successor person thereto, who shall initially be the Warrant Agent.

   1.2  Other Definitions.

   Term:                                                                                            Defined in Section:
   ----                                                                                             ------------------
"Agent Members" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1(b)
"IAI Global Warrant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1(a)
"Global Units"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1
"Global Warrant"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1(a)
"Notes Transfer Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1
"Rule 144A Global Warrant"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1(a)

         2.   The Securities

         2.1  Form and Dating

         Each Warrant shall initially be issued as part of a Unit consisting of one Note and one Warrant. The Units issued on the date hereof (the "Global Units") (i) will be offered and sold by the Company pursuant to the Purchase Agreement and (ii) except for 11,000 Units which will be resold to Linsang Partners LLC in reliance upon another exemption from registration under the Securities Act, will be resold, initially, to QIBs in reliance on Rule 144A. Prior to the Separation Date, the Warrants may not be transferred or exchanged separately from, but may be transferred or exchanged only together with, the Notes attached to such Warrants. Prior to the Separation Date, the registrar for the Notes shall act as transfer agent ("Notes Transfer Agent") for both the Warrants and the Notes. Any request for transfer of a Warrant prior to the Separation Date made to the Note Transfer Agent shall be accompanied by the Note attached thereto and the Note Transfer Agent will not execute any such transfer without such Note attached thereto. Such Note will be duly endorsed and accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or the Holder's attorneys duly authorized in writing. All such transfers shall meet the requirements set forth in the Indenture and the Global Units. In the event of (i) the commencement of a registered exchange offer for the Notes or the effectiveness of a shelf registration statement with respect to the Notes or the Warrants,
(ii) a Change of Control or (iii) an Event of Default the Company shall provide notice to the Note Transfer Agent and the Warrant Agent of the Separation Date not less than two Business Days prior to such date and the Company will cause the Note Transfer Agent to notify the Depositary of such date. In the event of a determination by the Initial Purchaser to separate the Warrants and the Notes, the Company shall promptly, but in no event later than the next following Business Day after receiving notice of such determination, provide notice to the Note Transfer Agent and the Warrant Agent of the Separation Date and cause the Note Transfer Agent to notify the Depositary of such date. If the Separation Date has not otherwise occurred prior to the 90th day after the date hereof, the Separation Date shall occur on such day and the Company shall provide notice of the Separation Date to the Note Transfer Agent and the Warrant Agent and the Company will cause the Note Transfer Agent to notify the Depositary of such date. In acting as the transfer agent for the Warrants prior to the Separation Date, the Note Transfer Agent shall be entitled to all the rights, privileges and immunities to which the Warrant Agent is entitled in performing such role pursuant to the terms of this Warrant Agreement. After the Separation Date the Warrants may only be sold or transferred in accordance with this Appendix.

         (a) Global Warrants. Rule 144A Warrants shall be issued initially in the form of one or more permanent global Warrants in definitive, fully registered form (collectively, the "Rule 144A Global Warrant"), without interest coupons and bearing the Global Warrant Legend, the Restricted Warrant Legend and the Separability Legend, which shall be deposited on behalf of the purchasers of the Warrants represented thereby with the Warrant Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned by the Warrant Agent as provided in this Warrant Agreement. One or more global Warrants in definitive, fully registered form bearing the Global Warrant Legend, the Restricted Warrant Legend and the Separability Legend (collectively, the "IAI Global Warrant") shall also be issued on the Closing Date and deposited on behalf of the purchasers of the Warrants represented thereby with the Warrant Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned by the Warrant Agent as provided in this Warrant Agreement. The Rule 144A Global Warrant and the IAI Global Warrant are each referred to herein as a "Global Warrant" and are collectively referred to herein as "Global Warrants." The number of Warrants represented by the Global Warrants may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent and the Depositary or its nominee as hereinafter provided.

         (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Warrant deposited with or on behalf of the Depositary.

         The Company shall execute and the Warrant Agent shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, countersign and deliver initially one or more Global Warrants that (a) shall be registered in the name of the Depositary for such Global Warrant or Global Warrants or the nominee of such Depositary and (b) shall be delivered by the Warrant Agent to such Depositary or pursuant to such Depositary's instructions or held by the Warrant Agent as Warrant Custodian.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Warrant Agreement with respect to any Global Warrants held on their behalf by the Depositary or by the Warrant Agent as Warrant Custodian or under such Global Warrant, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrants for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Warrants.

         (c) Definitive Warrants. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Warrants will not be entitled to receive physical delivery of certificated Warrants.

         2.2 Countersignature. The Warrant Agent shall countersign and make available for delivery upon a written order of the Company, signed by an Officer, Warrant Certificates entitling the Holders therefor to purchase in the aggregate not more than 2,642,613 Warrant Shares.

         2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Warrants. When Definitive Warrants are presented to the Warrant Registrar with a request:

         (x)  to register the transfer of such Definitive Warrants; or

         (y) to exchange such Definitive Warrants for an equal principal amount of Definitive Warrants of other authorized denominations,

the Warrant Registrar shall register the transfer if the requirements of
Section 8-401(a) of the Uniform Commercial Code are met or make the exchange as requested if the requirements of Section 8-401(a)(1) and (2) of the Uniform Commercial Code are met; provided, however, that the Definitive Warrants surrendered for transfer or exchange are accompanied by the following additional information and documents, as applicable:

         (i) if such Definitive Warrants are being delivered to the Warrant Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Warrant Certificate); or

         (ii) if such Definitive Warrants are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Warrant Certificate); or

         (iii) if such Definitive Warrants are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Warrant Certificate) and (ii) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(c)(i).

         (b) Restrictions on Transfer of a Definitive Warrant for a Beneficial Interest in a Global Warrant. A Definitive Warrant may not be exchanged for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Warrant Registrar, together with:

         (i) certification (in the form set forth on the reverse side of the Warrant Certificate) that such Definitive Warrant is being transferred (A) to a QIB in accordance with Rule 144A or (B) to an IAI that has furnished to the Warrant Agent a signed letter substantially in the form of Exhibit B; and

         (ii) written instructions directing the Warrant Agent to make, or to direct the Warrant Custodian to make, an adjustment on its books and records with respect to such Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Warrant Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Custodian, the aggregate amount of Warrants represented by the Global Warrant to be increased by the aggregate amount of the Definitive Warrant to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Warrant equal to the amount of the Definitive Security so canceled. If no Global Warrants are then outstanding and the Global Warrant has not been previously exchanged for certificated Warrants pursuant to Section 2.4, the Company shall issue and the Warrant Agent shall countersign, upon written order of the Company in the form of an Officers' Certificate, a new Global Warrant in the appropriate amount.

         (c) Transfer and Exchange of Global Warrants. (i) The transfer and exchange of a Global Warrant or beneficial interests therein shall be effected through the Depositary, in accordance with this Warrant Agreement (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Warrant shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Warrant or another Global Warrant and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Warrant and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Warrant being transferred. In the case of a transfer of a beneficial interest in the Rule 144A Global Warrant for an interest in the IAI Global Warrant, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Warrant Agent.

         (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Warrant to a beneficial interest in another Global Warrant, the Warrant Registrar shall reflect on its books and records the date and an increase in the amount of the Global Warrant to which such interest is being transferred in an amount equal to the amount of the interest to be so transferred, and the Warrant Registrar shall reflect on its books and records the date and a corresponding decrease in the amount of Global Warrant from which such interest is being transferred.

         (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (iv) In the event that a Global Warrant is exchanged for Definitive Warrants pursuant to Section 2.4 prior to the effectiveness of a Warrant Shelf Registration Statement with respect to such Warrants, such Warrants may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Warrant Certificate intended to ensure that such transfers comply with Rule 144A or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

         (d)  Legend.

         (i)  Except as permitted by the following paragraphs (ii), (iii) or
    (iv), each Warrant Certificate evidencing the Global Warrants and the Definitive Warrants (and all Warrants issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

    "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE WARRANTS ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN

    RELIANCE ON RULE 144A, (D) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN A MINIMUM NUMBER OF WARRANTS OF (I) 250 PRIOR TO THE SEPARATION OF THE WARRANTS FROM THE NOTES AND (II) 25,000 AFTER SUCH SEPARATION, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), SUBJECT TO THE COMPANY'S AND THE WARRANT AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         Each Definitive Security will also bear the following additional legend:

         "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE WARRANT AGENT AND THE WARRANT REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH WARRANT AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

         Each Warrant Certificate issued prior to the Separation Date will also bear the following Separability Legend:

         "THE WARRANTS EVIDENCED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF ONE 11 3/4% SENIOR NOTE DUE 2008 OF SPLITROCK SERVICES, INC. WITH A PRINCIPAL AMOUNT AT MATURITY OF $1,000 (A "NOTE") AND ONE WARRANT. THE NOTES AND WARRANTS WILL NOT TRADE SEPARATELY UNTIL THE EARLIEST OF (I) 90 DAYS AFTER THE DATE OF THE WARRANT AGREEMENT, (II) A CHANGE OF CONTROL, (III) THE OCCURRENCE OF AN EVENT OF DEFAULT, (IV) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO THE NOTES, A REGISTERED EXCHANGE OFFER FOR THE NOTES OR THE WARRANTS IS DECLARED EFFECTIVE AND
         (V) SUCH EARLIER DATE AS DETERMINED BY THE INITIAL PURCHASER IN ITS SOLE DISCRETION."

         (ii) Upon any sale or transfer of a Transfer Restricted Warrant that is a Definitive Warrant, the Warrant Registrar shall permit the Holder thereof to exchange such Transfer Restricted Warrant for a Definitive Warrant that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Warrant if the Holder certifies in writing to the Warrant Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Warrant Certificate).

         (iii) After a transfer of any Warrant during the period of the effectiveness of a Warrant Shelf Registration Statement with respect to such Warrant all requirements pertaining to the Restricted Warrant Legend on such Warrant shall cease to apply and the requirements that any such Warrant be issued in global form shall continue to apply.

         (iv) On or after the Separation Date, the Holder of a Warrant Certificate containing a Separability Legend may surrender such Warrant Certificate accompanied by a written application to the Warrant Agent, duly executed by the Holder thereof, for a new Warrant Certificate or certificates not containing the Separability Legend.

         (e) Cancelation or Adjustment of Global Warrant. At such time as all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, transferred, redeemed, repurchased, canceled or exercised such Global Warrant shall be returned by the Depositary to the Warrant Agent for cancelation or retained and canceled by the Warrant Agent. At any time prior to such cancelation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, transferred in exchange for an interest in another Global Warrant, redeemed, repurchased, canceled or exercised the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent (if it is then the Warrant Custodian for such Global Warrant) with respect to such Global Warrant, by the Warrant Agent or the Warrant Custodian, to reflect such reduction.

         (f)  Obligations with Respect to Transfers and Exchanges of Warrants.

         (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, Definitive Warrants and Global Warrants at the Warrant Registrar's request.

         (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

         (iii) Prior to the due presentation for registration of transfer of any Warrant, the Company, the Warrant Agent and the Warrant Registrar may deem and treat the person in whose name a Warrant is registered as the absolute owner of such Warrant for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

         (iv) All Warrants issued upon any transfer or exchange pursuant to the terms of this Warrant Agreement shall evidence the same terms and shall be entitled to the same benefits under this Warrant Agreement as the Warrants surrendered upon such transfer or exchange.

         (g)  No Obligation of the Warrant Agent.

         (i) The Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Holders under the Warrants shall be given only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Warrant). The rights of beneficial owners in any Global Warrant shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

         (ii) The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Warrant Agreement or under applicable law with respect to any transfer of any interest in any Warrant (including any transfers between or among Depositary participants, members or beneficial owners in any Global Warrant) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Warrant Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4 Definitive Warrants. (a) A Global Warrant deposited with the Depositary or with the Warrant Agent as Warrant Custodian pursuant to Section
2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Warrants in an aggregate amount equal to the amount of such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Warrant or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement.

             (b) Any Global Warrant that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Warrant Agent, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign and deliver, upon such transfer of each portion of such Global Warrant, an equal number of Definitive Warrants. Any certificated Warrant in the form of a Definitive Warrant delivered in exchange for an interest in the Global Warrant shall, except as otherwise provided by Section 2.3(d), bear the Restricted Warrant Legend.

             (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Warrant Agreement or the Warrants.

             (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in fully registered form.